UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2021

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Equity Grant Modifications
On February 28, 2021 and March 2, 2021, the Board of Directors (the “Board”) of National CineMedia, Inc. (the “Company”) approved the following modifications to certain equity awards under its 2016 Equity Incentive Plan:
2018 Performance-Based Restricted Stock Grant—Effective February 28, 2021, the Board removed the portion of the performance metrics attributable to fiscal year 2020 due to the impact of the COVID-19 Pandemic, deeming this impact outside of the employees’ control, and removing digital revenue from the calculation of the level of achievement of the performance metrics. Following the modification, the awards achieved 99.0% of the revised performance targets resulting in a 95.0% vesting of the awards.
2019 Performance-Based Restricted Stock Grant—Effective March 2, 2021, the Board determined the 2019 awards would vest at the Company's approximate average achievement percentage over the previous 10 years, or 58.7%. Subject to the employee's continued employment with the Company, the 2019 performance-based restricted stock awards will vest on the original vesting date of February 28, 2022.
2020 Performance-Based Restricted Stock Grant—Effective March 2, 2021, the Board divided each employee’s 2020 performance-based restricted stock grant with a 3-year performance period into three equal portions, one for each of the fiscal years 2020, 2021 and 2022. The Board determined the portion of the 2020 awards related to the 2020 performance year would vest at 0.0% (1/3rd of the granted shares) and the portion related to the 2021 performance year would be converted to a time-based award (1/3rd of the granted shares). A target will be set at a later date for the portion related to the 2022 performance year when performance goals for the Company can be more reliably determined. Subject to the employee's continued employment with the Company, the 2020 performance-based restricted stock awards will vest on the original vesting date of February 27, 2023.
The foregoing descriptions of the modifications are qualified in their entirety by reference to the complete copy of the modifications filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Modification to the National CineMedia, Inc. 2016 Equity Incentive Plan 2018 Restricted Stock Agreement dated February 28, 2021.
10.2	First Modification to the National CineMedia, Inc. 2016 Equity Incentive Plan 2019 Restricted Stock Agreement dated March 2, 2021.
10.3	First Modification to the National CineMedia, Inc. 2016 Equity Incentive Plan 2020 Restricted Stock Agreement dated March 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 4, 2021	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Executive Vice President, General Counsel and Secretary